UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2025

ZSPACE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 25, 2025, zSpace, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the continued listing requirement set forth in Nasdaq Listing Rule 5550(b)(2), which requires listed companies to maintain a minimum market value of listed securities (“MVLS”) of at least $35,000,000. Based on the Staff’s review of the Company’s MVLS, the Company’s MVLS was below $35 million for the previous 30 consecutive business days.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a period of 180 calendar days, or until May 26, 2026, to regain compliance. To regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of 10 consecutive business days during this compliance period, unless the Staff exercises its discretion to require a longer period.

If the Company does not regain compliance within the prescribed period, the Staff will provide written notification that the Company’s securities are subject to delisting. The Company may then appeal the Staff’s determination to a Hearings Panel pursuant to Nasdaq Listing Rule 5815(a), but there can be no assurance that Nasdaq would grant the Company’s request for approval of its compliance plan.

The Company intends to actively monitor its MVLS and is evaluating its options to regain compliance with the Nasdaq Listing Rules. However, there can be no assurance that the Company will be able to regain compliance with the Nasdaq Listing Rules or will otherwise be in compliance with other Nasdaq listing criteria.

The Company, by filing this Current Report on Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Nasdaq Listing Rule 5810(b).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s intent to monitor its MVLS and consider available options to regain compliance with the Nasdaq Listing Rules. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, there can be no assurance that the Company will meet the requirements of the Nasdaq Listing Rule regarding MVLS during any compliance period or otherwise in the future, otherwise meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2024 and its other filings with the SEC. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2025	zSpace, Inc.

	By:	/s/ Erick DeOliveira
Erick DeOliveira
Chief Financial Officer